EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed registration statements of WidePoint Corporation on Forms S-8, File Nos. 333-124867 and 333-158772, and Form S-1, File No. 333-121858 of our report dated March 29, 2011, relating to the consolidated financial statements of WidePoint Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Moss Adams, LLP
Moss Adams, LLP

Scottsdale, Arizona
March 29, 2011